UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2021

Astra Space, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39426	14-1916687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Skyhawk Street
Alameda, California		94501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 278-7217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTR	NASDAQ Global Select Market
Warrants to purchase one share of common stock, each at an exercise price of $11.50	ASTRW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 16, 2021, Astra Space, Inc. (the “Company”) increased the annual base salary for each of Adam London, its founder and chief technology officer, and Kelyn Brannon, its chief financial officer, from $400,000 to $500,000.

Additional changes with respect to Mr. London and Ms. Brannon’s compensation, as well as the compensation of the Company’s founder, chief executive officer and chairman, are described in Item 8.01 Other Events, which is incorporated herein by reference.

Item 8.01 Other Events.

On September 20, 2021, the Company awarded restricted stock unit (“RSUs”) and stock option (“Options”) grants of shares of its Class A common stock to each of its executive officers (collectively, the “Equity Grants”), as follows:

Executive Officer	RSUs	Time Based Stock Options	Performance Based Stock Options	Total
Chris Kemp	650,809	1,301,618	6,508,088	8,460,515
Adam London	325,405	650,809	1,301,618	2,277,832
Kelyn Brannon	1,387,527	1,244,345	650,809	3,282,681
Martin Attiq	306,826	229,322	1,952,427	2,488,575
Benjamin Lyon	1,301,618	0	2,603,236	3,904,854
Total	3,972,185	3,426,094	13,016,178	20,414,457

These grants were issued under the Company’s 2021 Omnibus Incentive Plan. The exercise price for the stock option grants is $9.04, which was the closing share price for a share of the Company’s Class A common stock on September 20, 2021.

The RSUs and certain of the stock option grants vest based on each executive officer’s continued service to the Company, specifically:

•
(a) All of the RSUs granted to Messrs. Kemp and London, (b) 114,662 of the RSUs granted to Mr. Attiq and (c) all of the time based stock options granted to Messrs. Kemp, London and Attiq vest as follows: 25% of the grant vesting on August 15, 2022, and then in substantially equal quarterly installments beginning on November 15, 2022, through and including August 15, 2025.
•
(a) All of the RSUs and time based stock options granted to Ms. Brannon and (b) the remaining RSUs granted to Mr. Attiq (192,164) vest as follows: 25% of the grant vests on February 15, 2022, with the remainder vesting in substantially equal quarterly installments beginning on May 15, 2022, through and including February 15, 2025.
•
The RSUs granted to Benjamin Lyon vest as follows: 31.25% of the grant vests on November 15, 2021, with the remainder vesting in substantially equal quarterly installments beginning on February 15, 2022, through and including August 15, 2024.

The performance based stock options granted to all executive officers vest based on the Company’s achievement of the following performance criteria:

Milestone A:	The Company has had a Successful Orbital Delivery.
Milestone B:	The Company has had six (6) Orbital Launches during a six (6) consecutive month period.
Milestone C:	The Company has completed a prototype for a Spacecraft that has achieved an Orbital Launch.
Milestone D:	The Company has conducted twenty-six (26) Orbital Launches during a six (6) consecutive month period.

Milestone E:	The Company has achieved an Orbital Launch for an aggregate of 100 Spacecraft.

The milestones do not need to be achieved in any specific order or sequence.

After a milestone is achieved, twenty percent (20%) of the performance stock option grant will vest on the vesting date immediately following the date that the volume weighted average share price for a period of thirty trading days has met the share price threshold. For this purpose, a “vesting date” is the February 15, May 15, August 15 or November 15 immediately following the date the share price threshold is achieved and the “share price threshold” is (i) $15.00 following the achievement of the first milestone; (b) $20.00 following the achievement of the second milestone; (c) $30.00 following the achievement of the third milestone; (d) $40.00 following the achievement of the fourth milestone, and (e) $50.00 following the achievement of the fifth milestone. Notwithstanding the foregoing, no portion of the performance based stock option grant will vest until November 15, 2022, and no unvested portion of the performance based stock option grant shall vest after November 15, 2026. The foregoing summary of the vesting schedule for the performance based stock option grants is qualified in its entirety by reference to the full text of the form of Performance Stock Option Award Agreement, which is filed as Exhibit 10.1 and incorporated in this current report on Form 8-K by reference. In addition, capitalized terms used, but not defined, in this current report on Form 8-K have the meanings ascribed to them in the Performance Stock Option Award Agreement.

The size of the performance based stock option grants reflects the expectation of the Company’s compensation committee that the grants will address the Company’s growth and development goals over the next five years. Thus, the compensation committee does not, at this time, anticipate granting any additional performance based stock option grants in the near future. The mix of time-based and performance based equity grants among the executive officers was primarily driven by the executive officer’s direct ability to drive the performance metrics measured. The Equity Grants, as a whole, further support the goals of the Company’s compensation philosophy to align the executive officer’s interests with the long-term interests of the Company’s stockholders and to drive stockholder value. While the Equity Grants to the Company’s executive officers are, as a whole, positioned above the mid-point of the Company’s peer group, these grants cover a longer period of time than grants issued to similarly situated executive officers for the Company’s peers and are much more heavily weighted towards performance based awards than the Company's peers. In addition, the cash compensation of the Company’s executive officers, other than Ms. Brannon, is positioned well below the mid-point of the Company’s peer group. The compensation committee's approach is consistent with the Company’s philosophy to emphasize equity based compensation over cash compensation.

In conjunction with the Equity Grants, the Company determined that Messrs. Kemp, London, Attiq and Lyon would not be paid cash performance bonuses for fiscal year 2021. Ms. Brannon had negotiated a cash performance bonus for fiscal year 2021 as part of her offer for employment with the Company, and thus, Ms. Brannon remains entitled to a cash performance bonus in an amount not in excess of $300,000 for fiscal year 2021. Any performance bonus to which Ms. Brannon becomes entitled will be paid in fiscal year 2022.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Performance Stock Option Award Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 22, 2021	Astra Space, Inc.

	By:	/s/ Chris Kemp
	Name:	Chris Kemp
	Title:	Chief Executive Officer